December 21, 2000

Board of Directors
HLM Design, Inc.
121 West Trade Street, Suite 2950
Charlotte, North Carolina

Dear Sirs:

         We are acting as counsel to HLM Design, Inc., a Delaware corporation (the "Company"), in connection with the preparation, execution, filing and processing with the Securities and Exchange Commission (the "Commission"), pursuant to the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to the issuance and sale of up to 105,045 shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock"), reserved for issuance under the Company's 1998 Stock Option Plan (as amended June 13, 2000) (the "Plan"). This opinion is furnished to you for filing with the Commission pursuant to Item 601(b)(5) of Regulation S-K promulgated under the Act.

         In our representation of the Company, we have examined the Registration Statement, the Plan, and the Company's Amended and Restated Certificate of Incorporation and Bylaws, each as amended to date, all pertinent actions of the Company's Board of Directors and shareholders recorded in the Company's minute book, the form of certificate evidencing the Shares and such other documents as we have considered necessary for purposes of rendering the opinions expressed below.

         Based upon the foregoing, we are of the opinion that:

                  The Shares have been duly authorized for issuance and, subject to the Registration Statement becoming effective under the Act, to compliance with any applicable state securities laws and to the issuance of such Shares in accordance with the provisions of the Plan, the Shares will be, when so issued, legally issued, fully paid and non-assessable shares of Common Stock of the Company.

         The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and the Act.



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Board of Directors
HLM Design, Inc.
December 21, 2000
Page 2


         We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                 Very truly yours,

                                 /s/ Parker, Poe, Adams & Bernstein L.L.P.